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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the Thermadyne Holdings Corporation 2004 Non-Employee Directors' Stock Option Plan, 2004 Stock Incentive Plan, Non-Employee Directors' Deferred Stock Compensation Plan, and Individual Stock Option Agreements for the registration of 2,077,778 shares of Thermadyne Holdings Corporation's common stock of our report dated March 8, 2004, with respect to the consolidated financial statements of Thermadyne Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

St. Louis, Missouri
August 30, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM